Fifth Street Asset Management Inc. Announces Closing of $416.6 Million CLO

GREENWICH, CT, October 1, 2015 – Fifth Street CLO Management LLC, a wholly-owned subsidiary controlled by Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM”), today announced the closing of Fifth Street SLF II, Ltd. (“FS SLF II”), a $416.6 million collateralized loan obligation (“CLO”). FS SLF II represents FSAM’s second actively managed CLO and its closing represents the third debt securitization transaction across the broader platform in 2015.

FS SLF II is primarily invested in middle market senior secured loans sourced and originated through the Fifth Street platform. The vehicle has a four-year reinvestment period. FS SLF II sold securities rated from Aaa/AAA through Ba3 along with unrated subordinated notes and Fifth Street CLO Management retained five percent of every class. Natixis Securities America LLC served as the Placement Agent.

“We are pleased to announce the closing of FSAM’s second CLO under management, which we were able to price and close, despite broader market volatility,” commented Ivelin M. Dimitrov, Chief Investment Officer of FSAM, adding, “We believe that the expansion of our CLO platform and demand from institutional investors validates both the strength of our direct origination platform as well as the opportunities available in the middle market. We were glad to once again partner with Natixis, a long-time supporter of the Fifth Street platform, to structure and market this CLO offering.”

“The closing of this CLO is an important next step in continuing to grow this business line and diversify Fifth Street’s middle market credit platform,” stated Leonard M. Tannenbaum, Chief Executive Officer of FSAM, adding, “Fifth Street has now completed three debt securitization transactions across the platform since our inaugural issue in January 2015, which account for approximately 20% of all middle market CLO capital raised this year.”

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over a 17-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street’s national origination strategy, proven track record and established platform are supported by approximately 100 professionals across locations in Greenwich, Chicago and San Francisco. For more information, please visit fsam.fifthstreetfinance.com

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir-fsam@fifthstreetfinance.com

Media Contact:

Nick Rust

Prosek Partners

(212) 279-3115 ext. 252

pro-fifthstreet@prosek.com